TMSF HOLDINGS, INC.

STOCK OPTION AGREEMENT

        This AGREEMENT is made as of the 10 day of June, 2003 (the “Option Grant Date”), by and between TMSF Holdings, Inc., a Delaware corporation (the “Company”), and H. Wayne Snavely (the “Optionee”).

RECITALS

        WHEREAS, the Board of Directors of the Company has approved the grant of the Stock Options to the Optionee, based upon the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

     1.     Grant, Exercise and Vesting of Stock Options. The Company hereby grants to Optionee the Stock Options to purchase 750,000 shares of Common Stock, each at the exercise price of $1.00 per share (the “Option Price”), on the terms and conditions set forth herein. The Stock Options shall vest in twenty-four (24) equal monthly installments commencing six (6) months from the Option Date Grant so long as Optionee is affiliated with the Company as an employee, consultant, advisor or member of its Board of Directors, subject to the terms and conditions set forth below. The vested Stock Options shall be immediately be exercisable in full and shall remain exercisable until the fifth (5th) anniversary (the “Last Date”) of the Option Grant Date. Optionee acknowledges that he understands that the Stock Options granted hereunder shall expire and become unexercisable after the Last Date.

     2.     Method of Exercise.

          (a)     This Stock Options shall be deemed exercised as to the shares to be purchased when written notice of such exercise has been given to the Company at its principal business office by the Optionee with respect to the Common Stock to be purchased. Such notice shall be accompanied by full payment in (i) cash, or (ii) cash equivalents as determined by the Board of Directors. As determined by the Board of Directors, in its sole discretion, payment in whole or part may also be made (i) in the form of unrestricted stock of the Company already owned by the Optionee (based, in each case, on the fair market value of the stock), (ii) by cancellation of any indebtedness owed by the Company to the Optionee, (iii) by arrangement with a broker which is acceptable to the Board where payment of the option price is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the shares underlying the option to the Company, or (iv) by any combination of the foregoing. Any payment in the form of stock of the Company already owned by the Optionee may be effected by use of an attestation form approved by the Board of Directors.

          (b)     In lieu of the payment method set forth in Section 2(a) above, the Optionee may elect to exchange all or some of the Stock Options for shares of Common Stock equal to the value of the amount of the Stock Options being exercised on the date of exercise. If the Optionee elects to exchange these Stock Options as provided in this Section 2(a), the Optionee shall tender to the Company these Stock Options for the amount being exchanged, along with written notice of the Optionee’s election to exercise some or all of the Stock Options, and the Company shall issue to the Optionee the number of shares of the Common Stock computed using the following formula:

X = Y (A-B)
      ______
    A

Where X = the number of shares of Common Stock to be issued to the Optionee.
Y = the number of shares of Common Stock purchasable under the amount of the Stock Options being exercised (as adjusted to the date of such calculation).

A = the Fair Market Value (as defined below) of one share of the Company’s Common Stock. B = Option Price of one Share of the Company’s Common Stock (as adjusted to the date of such calculation).

          (c)     “Fair Market Value” of a share of Common Stock as of a particular date shall mean:

               (i)     If traded on a securities exchange or the Nasdaq National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the 5 business days ending immediately prior to the applicable date of valuation;

               (ii)     If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

               (iii)     If there is no active public market, the Fair Market Value shall be the value as determined in good faith by the Company’s Board of Directors upon a review of relevant factors, including due consideration of the Optionee’s determination of the value of the Company.

          3.     Adjustment of Option Price and Number of Shares. The number of shares of Common Stock issuable upon exercise of these Stock Options (or any shares of stock or other securities or property receivable or issuable upon exercise of these Stock Options) and the Option Price are subject to adjustment upon occurrence of the following events:

               (a)     Adjustment for Stock Splits, Stock Subdivisions or Combinations of Shares. The Option Price of these Stock Options shall be proportionally decreased and the number of shares of Common Stock issuable upon exercise of these Stock Options (or any shares of stock or other securities at the time issuable upon exercise of these Stock Options) shall be proportionally increased to reflect any stock split or subdivision of the Company’s Common Stock. The Option Price of these Stock Options shall be proportionally increased and the number of shares of Common Stock issuable upon exercise of these Stock Options (or any shares of stock or other securities at the time issuable upon exercise of these Stock Options) shall be proportionally decreased to reflect any combination of the Company’s Common Stock.

               (b)     Adjustment for Dividends or Distributions of Stock or Other Securities or Property. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Common Stock (or any shares of stock or other securities at the time issuable upon exercise of the Stock Options) payable in (a) securities of the Company or (b) assets (excluding cash dividends paid or payable solely out of retained earnings), then, in each such case, the Optionee on exercise hereof at any time after the consummation, effective date or record date of such dividend or other distribution, shall receive, in addition to the shares of Common Stock (or such other stock or securities) issuable on such exercise prior to such date, and without the payment of additional consideration therefor, the securities or such other assets of the Company to which such Optionee would have been entitled upon such date if such Optionee had exercised these Stock Options on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period giving effect to all adjustments called for by this Section 3.

               (c)     Reclassification. If the Company, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under these Stock Options exist into the same or a different number of securities of any other class or classes, these Stock Options shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under these Stock Options immediately prior to such reclassification or other change and the Option Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 4. No adjustment shall be made pursuant to this Section 3(c) upon any conversion or redemption of the Common Stock which is the subject of Section 3(e).

               (d)     Adjustment for Capital Reorganization, Merger or Consolidation. In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Optionee shall thereafter be entitled to receive upon exercise of these Stock Options, during the period specified herein and upon payment of the Option Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of these Stock Options would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if these Stock Options had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4(d) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of these Stock Options. If the per-share consideration payable to the Optionee for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of these Stock Options with respect to the rights and interests of the Optionee after the transaction, to the end that the provisions of these Stock Options shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of these Stock Options.

               (e)     Conversion of Common Stock. In case all or any portion of the authorized and outstanding shares of Common Stock of the Company are redeemed or converted or reclassified into other securities or property pursuant to the Company’s Certificate of Incorporation or otherwise, or the Common Stock otherwise ceases to exist, then, in such case, the Optionee, upon exercise hereof at any time after the date on which the Common Stock is so redeemed or converted, reclassified or ceases to exist (the “Termination Date”), shall receive, in lieu of the number of shares of Common Stock that would have been issuable upon such exercise immediately prior to the Termination Date, the securities or property that would have been received if these Stock Options had been exercised in full and the Common Stock received thereupon had been simultaneously converted immediately prior to the Termination Date, all subject to further adjustment as provided in these Stock Options. Additionally, the Option Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Option Price of the maximum number of shares of Common Stock for which these Stock Options was exercisable immediately prior to the Termination Date by (y) the number of shares of Common Stock of the Company for which these Stock Options is exercisable immediately after the Termination Date, all subject to further adjustment as provided herein.

               (f)     Certificate as to Adjustments. In each case of any adjustment in the Option Price, or number or type of shares issuable upon exercise of these Stock Options, the Chief Financial Officer or Controller of the Company shall compute such adjustment in accordance with the terms of these Stock Options and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Option Price. The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Optionee.

          4.     Change of Control. The following acceleration provisions shall apply in the event of a “Change of Control”, as defined in paragraph (b) of this Section 4:

               (a)     In the event of a “Change of Control,” the vesting restrictions applicable to the Stock Options hereunder shall lapse, and such Stock Options shall be deemed fully vested.

               (b)     For purposes of paragraph (a) of this Section 4, a “Change of Control” shall be deemed to have occurred if:

                    (i)     any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under an employee benefit plan of the Company; or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Stock of the Company) is or becomes after the Effective Date the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

                    (ii)     the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

                    (iii)     the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

          5.     Representations and Warranties. Optionee hereby represents to the Company the following:

               (a)     Each of the Stock Options, and the shares purchasable upon exercise of the Stock Options (the “Optioned Shares”) evidenced hereby are being acquired only for investment and without any present intention to sell or distribute such securities.

               (b)     Neither the Stock Options nor the Optioned Shares evidenced by this Agreement have been registered under the Securities Act of 1933, as amended (the “Act”), and are not freely tradable. The securities must be held indefinitely unless either a registration statement with respect to the securities is filed and declared effective under the Act or an exemption from the registration requirement of the Act is available.

                (c) Optionee understands that the Company has no obligation to register any or all the Stock Options or Optioned Shares under the Act for distribution.

               (d)     Optionee acknowledges that as a condition to the exercise of any portion of this Stock Options, the Company may require the Optionee to make any representation and/or warranty to the Company as may, in the reasonable judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the Optioned Shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Act or any other applicable law, regulation or rule of any governmental agency.

               (e)     Optionee is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Act, and has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of the acquisition of the securities, and, having had access to, or having been furnished with, all such information as he considers necessary, has concluded that he is able to bear those risks.

               (f)     Optionee acknowledges that the Company will, to the extent determined by the Company’s legal counsel to be required by applicable law, affix a legend in substantially the following form to the certificates evidencing the Optioned Shares:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless either the securities have been registered under said Act or an exemption from such registration requirement is available. If the Shares are to be sold or transferred pursuant to an exemption from the registration requirement, the Company may require a written opinion of counsel, reasonably satisfactory to counsel for Company, to the effect that registration is not required.

        The Company shall without charge offer to substitute an unlegended certificate for any legended certificate promptly after the Optioned Shares represented by such legended certificate first become eligible for sale by Optionee pursuant to Rule 144(k) (or any successor provision) under the Act.

6.     Options Not Transferable. The Stock Options shall not be transferable by the Optionee.

7.     Withholding of Taxes. Optionee authorizes the Company to withhold, in accordance with any applicable law, from any compensation payable to him any taxes required to be withheld by federal, state or local law as a result of the grant of the Stock Options or the issuance of stock pursuant to the exercise of such Stock Options.

8.     Laws Applicable to Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

9.     Agreement Binding on Successors. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Optionee.

10.     Costs of Litigation. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys’ fees incurred by the successful party or parties (including without limitation costs, expenses end fees on any appeals), and if the successful party recovers judgment in any such action or proceeding such costs, expenses and attorneys’ fees shall be included as part of the judgment.

11.     Necessary Acts. The Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

12.     Counterparts. For convenience this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

13.     Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.

        IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first written hereinabove.

TMSF HOLDINGS, INC.

By:/s/Raymond Eshaghian
Raymond Eshaghian
Title: President

OPTIONEE

/s/H.Wayne Snavely
H.Wayne Snavely

____________________
(Social Security)

Address of Optionee:
____________________
____________________
____________________

        By his or her signature below, the spouse of the Optionee, if such Optionee be legally married as of the date of his execution of this Agreement, acknowledges that he or she has read this Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement.

_______________
Spouse

Dated:_________

        By his or her signature below the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.

_______________
Optionee

Dated:_________